UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 6, 2015

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 6, 2015, the Company’s Board of Directors appointed James P. Burns, 50, the Company’s Executive Vice President and Chief Financial Officer and principal financial officer, as the Company’s principal accounting officer effective as of January 15, 2015, following the resignation of Mr. Christopher Douglas Andrews, the Company’s current principal accounting officer. Mr. Burns has served as our Executive Vice President and Chief Financial Officer since September 2013. From October 2012 until August 2013, Mr. Burns worked as an independent consultant. From 1988 until October 2012, Mr. Burns served in multiple roles at Hewlett-Packard Company, an information technology company, most recently as Chief Operating Officer and Senior Vice President of Operations for the Enterprise Services division from July 2011 until October 2012 and Chief Financial Officer and Vice President for the Enterprise Business division from May 2010 until June 2011. Mr. Burns holds a B.S. in Accounting from Santa Clara University.

The offer letter that Mr. Burns entered into with the Company in connection with his appointment as Executive Vice President and Chief Financial Officer in September 2013 was not changed as a result of his appointment as the Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: January 9, 2015	By:	/s/ Richard S. Arnold, Jr.
	Name:	Richard S. Arnold, Jr.
	Title:	General Counsel and Secretary